Exhibit 10.5.2

NOTE PURCHASE AGREEMENT CORRECTION

This Agreement (this “Agreement”) is made as of the 31st day of October, 2014 by and among Connecture, Inc., a Delaware corporation (the “Company”), GPP-Connecture, LLC, a Delaware limited liability company (“GPP-Connecture”), Chrysalis Ventures II, L.P. (“Chrysalis”), and Great Point Partners, LLC (“Great Point”).

RECITALS

The Company, GPP-Connecture and Chrysalis are parties to that certain Note Purchase Agreement made as of May 29, 2014 (the “Note Purchase Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Note Purchase Agreement.

GPP-Connecture and Great Point have notified the Company that the purchase of the $750,000 Note issued by the Company to GPP-Connecture (the “GPP Note”) pursuant to the Note Purchase Agreement actually was funded by Great Point rather than GPP-Connecture, and that accordingly the party to the Note Purchase Agreement and the payee of the GPP Note should have been Great Point.

The parties to this Agreement desire to correct the Note Purchase Agreement and GPP Note to reflect the foregoing.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto intending to be legally bound, hereby agree as follows:

1. Great Point and GPP-Connecture acknowledge and agree that as between them, (a) all funds for the purchase of the GPP Note were provided by Great Point directly, (b) the purchase of the GPP Note accordingly was made by Great Point and not GPP-Connecture, and (c) it was intended that the GPP Note be issued to Great Point rather than GPP-Connecture.

2. In order to accurately reflect the foregoing facts and intent, Great Point hereby agrees to become a party to the Note Purchase Agreement nunc pro tunc as if it had been an original signatory thereto, and hereby (a) confirms that all representations made by GPP-Connecture in the Note Purchase Agreement are true and correct as they apply to Great Point, and (b) agrees to be bound by all of the obligations and restrictions applicable to a Purchaser as set forth in the Note Purchase Agreement and the GPP Note, including without limitation the provisions relating to subordination.

3. All parties hereto hereby acknowledge that Great Point is the true party in interest and a Purchaser under the Note Purchase Agreement, and agree to treat Great Point as Purchaser of the GPP Note as of the Closing for all purposes under the Note Purchase Agreement and the GPP Note. In furtherance thereof, all references to GPP-Connecture as a Purchaser in the Note Purchase Agreement or any agreement or instrument executed in connection therewith shall be deemed to refer to Great Point. The Company hereby releases GPP-Connecture from all obligations and liabilities under the Note Purchase Agreement. Upon the surrender of the GPP Note, the Company will issue a new Note in favor of Great Point.

4. Except as expressly set forth herein, the Note Purchase Agreement and GPP Note shall remain in full force and effect, and the Note Purchase Agreement and GPP Note, as amended hereby, are hereby ratified in all respects.

5. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.

6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CONNECTURE, INC.

By:	/s/ James Purko
Name: James Purko
Title: Chief Financial Officer

GPP-CONNECTURE, LLC

By:	/s/ Adam Dolder
Name: Adam Dolder
Title: Managing Director

CHRYSALIS VENTURES II, L.P.

By:	/s/ David A. Jones, Jr.
Name: David A. Jones, Jr.
Title: Member

GREAT POINT PARTNERS, LLC

By:	/s/ Adam Dolder
Name: Adam Dolder
Title: Managing Director

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